Exhibit 3.32
COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
ARTICLES OF INCORPORATION
OF A VIRGINIA STOCK CORPORATION
     The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, state(s) as follows:
1.	The name of the corporation is Washington Consulting, Inc.

2.	The number of shares the corporation is authorized to issue is 50,000 shares of common stock with all voting rights and the right to receive distrubition of the assets of the corporation upon liquidation.

3.	A. The name of the corporation’s initial registered agent is Chris L. Campbell.
B.	The initial registered agent is an individual who is a resident of Virginia and an initial director of the corporation, usiness in Virginia.
4.	A. The corporation’s initial registered office address, which is the business office of the initial registered agent, is 2638 Babcock Road, Vlenna, VA 22181.

The registered office is physically located in the County of Fairfax.

5.	The initial directors are

Chris L. Campbell 2638 Babcock Road, Vlenna, VA 22181

John Patrick Faley 26170 Murrey Drive, South Riding, VA 20152

6.	INCORPORATOR (SEAL)- Dated this 3rd Day of March, 2003:

/s/ Chris L. Campbell
Chris L. Campbell, Director

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
March 10, 2003
The State Corporation Commission has found the accompanying articles submitted on behalf of
Washington Consulting, Inc.
to comply with the requirements of law, and confirms payment of all required fees.
Therefore, it is ORDERED that this
CERTIFICATE OF INCORPORATION
be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective March 10, 2003.
The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION
By	/s/ T.V. Morrison Jr.
Commissioner

I Certify the Following from the Records of the Commission:
The foregoing is a true copy of all documents constituting the charter of Washington Consulting, Inc. on file in the Clerk’s Office of the Commission.
Nothing more is hereby certified.

Signed and Sealed at Richmond on this Date: January 25, 2010
/s/ Joel H. Peck
Joel H. Peck, Clerk of the Commission